Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873-2611
Fax:	(219) 874-9280
Date:	December 12, 2023

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Announces Balance Sheet Repositioning

MICHIGAN CITY, Ind., December 12, 2023 (GLOBE NEWSWIRE) -- (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”), the parent company of Horizon Bank (the “Bank”), announced the execution of a balance sheet repositioning related to its investment securities portfolio and bank owned life insurance policies.

The Company sold $382.7 million in available-for-sale (“AFS”) securities, composed of treasury, agency, corporate, and municipal securities with a weighted average book yield of 2.01% and average duration of 3.4 years. Additionally, Horizon surrendered $112.8 million in bank owned life insurance. These transactions are designed to immediately improve net interest income and provide significant flexibility to the company’s go-forward funding strategies. The proceeds are expected to be re-deployed in the first half of 2024 into higher yielding loans and other liquid assets.

Fourth quarter and full year 2023 net income is expected to reflect an after-tax impact of $32.7 million, including a $31.6 million pre-tax loss on the sale of securities. Horizon expects the results of these activities to be meaningfully accretive, with estimated annual contributions of $13 million to net income and $0.30 to earnings per share.

The Company's regulatory capital ratios remain above well capitalized levels after the transactions, with total capital to risk weighted assets at 13.7%, tier 1 capital at 12.8% and common equity tier 1 at 10.7% on a pro forma basis as of September 30, 2023. The transactions are expected to be neutral to tangible common equity and stockholders’ equity, while enhancing the efficiency of the Bank’s balance sheet.

“We believe this is a well-timed repositioning with a conservative payback estimate of approximately 2.75 years. It accelerates our communicated strategy to shift Horizon’s balance sheet towards higher yielding assets and improves the flexibility of our funding strategies,” President and Chief Executive Officer Thomas Prame said. “Our local bankers have proven their ability to generate high quality loan growth with improved yields that can leverage the liquidity provided by this transaction. Additionally, the anticipated volume of higher yielding assets from our newly launched Horizon Equipment Finance Division should also benefit from the added liquidity.”

Prame added, “Horizon has a history of a strong operating model with a stable and growing capital base, allowing the company to be nimble in executing strategic initiatives that continue to improve our earnings performance. This transaction provides significant earnings accretion and further positions the organization to remain flexible, as market conditions warrant, to consider additional strategies that create long term shareholder value.”

About Horizon Bancorp, Inc.

Celebrating 150 years, Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $8.0 billion–asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon Bank’s retail offerings include prime residential, indirect auto, and other consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include those risks and uncertainties that are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.
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